Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KLDiscovery Inc. 2019 Incentive Award Plan of our report dated March 18, 2021, with respect to the consolidated financial statements of KLDiscovery Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP

Tysons, Virginia

March 18, 2021